EXHIBIT 10

                 SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

     This SECOND AMENDMENT is dated as of the 27th day of May, 2000 and is by and between SUMMIT BANK having an office at 750 Walnut Avenue, Cranford, New Jersey 07016 (the "Bank"), and SYMS CORP., a New Jersey corporation having an address at One Syms Way, Secaucus, New Jersey 07094 (the "Borrower").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Bank have entered into a Revolving Credit Agreement dated as of December 1, 1993, as amended by that certain First Amendment to Revolving Credit Agreement dated as of November 24, 1997 (as amended, the "Credit Agreement"); and

     WHEREAS, the Borrower and the Bank have agreed to amend certain terms of the Credit Agreement as more fully described herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

          1. Definitions. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

          2. Amendment of Credit Agreement. The Credit Agreement is hereby amended as follows (all Section references are to the corresponding Sections of the Credit Agreement):

          2.1 The definitions of "Consolidated Fixed Charge Coverage Ratio," "Consolidated Fixed Charge," "Conversion Date," "Notes," "Rollover Amount" and "Term Note" which appear in Section 1.1 are hereby deleted in their entirety.

          2.2 The definition of "Commitment" which appears in Section 1.1 is amended to read as follows:

               "Commitment" shall mean $30,000,000, or such lower amount to which the Commitment shall be reduced by the Borrower in accordance with the terms hereof."

          2.3 The definition of "Maturity Date" which appears in Section 1.1 is amended to read as follows:

          "Maturity Date" shall mean May 4, 2001.


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          2.4 The last sentence of Section 2.2 is amended to read as follows:

               "If not sooner paid, all principal amounts outstanding under the Revolving Credit Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date."

          2.5 Sections 2.3 and 2.4 are amended by deleting such Sections in their entirety and substituting "Intentionally Deleted" in lieu thereof.

          2.6 Section 2.5 is amended by deleting the reference to "three-quarters of one percent (3/4%)" which appears in paragraph (a) therein and inserting "one and one-quarter percent (1 1/4%)" in its place.

          2.7 Section 2.5 is amended by deleting the reference to "seven-twentieth of one percent (7/20%)" which appears in paragraph (b)(i) therein and inserting "one percent (1%)" in its place.

          2.8 Section 2.5 is amended by deleting the reference to "one-half of one percent (1/2%)" which appears in paragraph (b)(ii) therein and inserting "one and one-half percent (1 1/2%)" in its place.

          2.9 Section 2.6 is amended by deleting the fourth sentence which appears in paragraph (a) therein in its entirety.

          2.10 Section 2.9 is amended by deleting the reference to "1/8 of 1% per annum" which appears therein and inserting "3/8 of 1% per annum" in its place.

          2.11 Section 4.3 is amended by deleting such Section in its entirety.

          2.12 Section 6.11 is amended by deleting the Consolidated Fixed Charge Coverage Ratio covenant which appears therein and inserting the following covenant in its place:

               "EBITDA. The Borrower's Consolidated EBITDA, determined on a trailing four-quarters basis, shall not be less than (a) $12,500,000 as at the fiscal quarter ending May 27, 2000, and (b) $14,500,000 as at the fiscal quarters ending August 26, 2000, November 25, 2000 and March 3, 2001."

          2.13 Section 6.12 is amended to read as follows:

               "Capital Expenditures. The Borrower shall not permit the sum of Capital Expenditures plus Dividends to exceed $10,000,000 for the fiscal year ending March 3, 2001."

          2.14 Section 6.17 is amended by deleting the reference to "August 30, 1997" which appears in paragraph (b) therein and inserting "November 27, 1999" in its place.


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          2.15 Article VI is amended by adding the following Section therein immediately after Section 6.20 thereof:

               "6.21 Payment of Revolving Credit Note. Upon at least thirty (30) days prior written notice to the Bank, the Borrower shall, at any time from February 1, 2001 through and including April 4, 2001 (the exact date to be selected by the Borrower), pay to the Bank the entire outstanding principal amount of the Revolving Credit Note as of such date selected (the "Clean Down Date"), together with all accrued interest thereon. Commencing on the Clean Down Date and continuing for a period of thirty (30) consecutive days thereafter, the Borrower shall not be permitted to request, and the Bank shall not be obligated to make, any Advances hereunder. The failure by the Borrower to reduce the outstanding principal balance of the Revolving Credit Note to zero on the Clean Down Date shall constitute an Event of Default hereunder."

          2.16 All references in the Credit Agreement to "Conversion Date" are hereby amended to mean "Maturity Date."

          2.17 All provisions in the Credit Agreement implying that there are two Notes, such as, but not limited to, the terms "Notes," "each Note" and "a Note" are hereby amended to mean only the Revolving Credit Note.

          3. Waiver. The Bank hereby waives as of February 26, 2000, on a one-time basis, the Borrower's compliance with the consolidated fixed charge coverage ratio covenant set forth in Section 6.11 of the Credit Agreement for the Borrower's four consecutive fiscal quarters ended February 26, 2000.

          4. Substitute Note. Concurrently herewith, the Borrower shall execute and deliver to the Bank a second substitute revolving credit note (the "Substitute Note") which shall supersede, and be in substitution for, the substitute revolving credit note dated November 24, 1997 (the "Prior Note") executed and delivered by the Borrower to the Bank. It is expressly agreed that the execution and delivery of such Substitute Note shall not evidence or represent a refinancing, repayment, accord and satisfaction or novation of the indebtedness evidenced by the Prior Note. As soon as practicable following its receipt of the Substitute Note, the Bank will return the Prior Note to the Borrower for cancellation.

          5. Representations and Warranties. In order to induce the Bank to enter into this Agreement and amend the Credit Agreement as provided herein, the Borrower hereby represents and warrants to the Bank that:

               (a) All of the representations and warranties of the Borrower set forth in the Credit Agreement are true, complete and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof and as if set forth at length herein (except that representations and warranties which are expressly stated to be as of a certain date are true, complete and correct in all material respects as of such certain date).

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               (b) After giving effect to the waiver described in Paragraph 3 hereof, no Default or Event of Default presently exists and is continuing on and as of the date hereof.

               (c) Since the date of the Borrower's most recent financial statements delivered to the Bank, no material adverse change has occurred in the business, assets, liabilities, financial condition or results of operations of the Borrower, and no event has occurred or failed to occur which has had, or reasonably may be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Borrower.

               (d) The Borrower has full power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of this Agreement and all other agreements, documents and instruments executed and delivered by the Borrower to the Bank concurrently herewith or in connection herewith (collectively, the "Amendment Documents"); each Amendment Document to which the Borrower is a party has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, general equity principles or other similar laws affecting the enforcement of creditor's rights generally.

               (e) The execution, delivery and performance of the Amendment Documents will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance (ii) conflict with, result in a breach of or constitute a default under (a) any order, judgment, award or decree of any court, governmental authority, bureau or agency, or
          (b) any mortgage, indenture, lease, contract or other agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its properties or assets may be bound, or (iii) result in the creation or imposition of any lien or other encumbrance upon or with respect to any property or asset now owned or hereafter acquired by the Borrower.

               (f) Except for such filing as may be required under the Securities Exchange Act of 1934, as amended, which filing (if required) shall be made by the Borrower as and when required, no consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person is required in connection with the execution, delivery, performance or validity of the Amendment Documents or the transactions contemplated thereby.

          6. Bank Costs. The Borrower agrees to reimburse the Bank for all reasonable costs and expenses, including reasonable counsel fees and disbursements, incurred by the Bank in connection with the Amendment Documents and the transactions contemplated therein. If such amounts are not paid within ten days of the Bank's request therefor, the Borrower hereby authorizes the Bank to charge the Borrower's account for the amount of such fees and expenses.

          7. No Change. Except as expressly set forth herein, all of the terms and provisions of the Credit Agreement shall continue in full force and effect and are hereby ratified and confirmed in all respects.

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          8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts and all such counterparts taken together shall constitute one and the same instrument.

          9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

     IN WITNESS WHEREOF, the Borrower and the Bank have executed this Agreement as of the date above written.

                                   SUMMIT BANK



                                   By: /s/ CHRISTOPHER P. KLECZKOWSKI
                                      --------------------------------
                                       Christopher P. Kleczkowski
                                       Senior Vice President



                                   SYMS CORP.


Attest:

 /s/ KIRK R. ONEY                   By: /s/ MARCY SYMS
-------------------------------        --------------------------------
     Kirk R. Oney                       Name: Marcy Syms
                                        Title: President, CEO


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